Exhibit 99.1

Contact: Sandra Rodriguez 225.388.7654

Albemarle Reports Record Quarterly Sales, Income and EPS

BATON ROUGE, LA - April 19, 2011 –

First quarter 2011 highlights:

•	Achieved record quarterly earnings of $1.15 per share, up 67 percent over first quarter 2010 results.

•	Record quarterly net sales performance of $697 million, up 20 percent from prior year net sales of $580 million, including record net sales performance for our Fine Chemistry segment.

•	Achieved all-time quarterly record income performance for all three of our operating segments.

•	Record EBITDA generation of $171 million and EBITDA margin of 25 percent for the quarter.

	Three Months Ended March 31,
In thousands, except per share amounts	2011	2010
Net Sales	$696,530	$580,270
Segment income	$171,600	$108,641
Net income attributable to Albemarle Corporation	$106,580	$63,308
Diluted earnings per share	$1.15	$0.69
Special item per share	$—	$0.05

Diluted earnings per share excluding special item	$1.15	$0.74

Albemarle Corporation (NYSE: ALB) reported first quarter 2011 earnings of $106.6 million, or $1.15 per share, compared to first quarter 2010 earnings of $63.3 million, or 69 cents per share. Excluding the $7.0 million ($4.6 million after tax, or 5 cents per share) charge for restructuring costs at our Bergheim, Germany site in the first quarter of 2010, earnings for the first quarter of 2010 were $67.9 million, or $0.74 per share. The Company reported net sales of $696.5 million in the first quarter of 2011 compared to net sales of $580.3 million in the first quarter of 2010.

Commenting on results, Mark C. Rohr, Chairman and CEO, stated, “I am extremely pleased with our performance this quarter as we achieved our highest quarterly earnings and EBITDA in the Company’s history, as well as record income levels for all three of our operating segments. We continue to benefit from improving trends in the markets served by our businesses and our keen focus on cost control and cash generation. We expect the strength of our core technologies and key market insights to continue to drive solid earnings growth in 2011.”

Quarterly Segment Results

Polymer Solutions delivered net sales of $258.2 million in the first quarter of 2011, a 19 percent increase over net sales in the first quarter of 2010, due primarily to favorable pricing. Segment income for Polymer Solutions was $69.5 million in the first quarter of 2011, a 66 percent increase from $41.8 million in the first quarter of 2010. This increase was due primarily to favorable pricing, partly offset by higher variable input costs and higher charges attributable to noncontrolling interests.

Catalysts generated net sales of $261.0 million in the first quarter of 2011, a 15 percent increase over net sales in the first quarter of 2010, due primarily to higher volumes and favorable pricing. Catalysts segment income was $72.6 million in the first quarter of 2011, a 32 percent increase from $55.1 million in the first quarter of 2010. This improvement was attributable primarily to higher volumes and favorable pricing, offset in part by higher variable input costs. Also, first quarter 2011 Catalysts segment income benefited from higher equity income versus first quarter 2010.

Fine Chemistry net sales in the first quarter of 2011 were $177.3 million, a 30 percent increase over net sales in the first quarter of 2010, due mainly to higher volumes as well as favorable pricing. Fine Chemistry segment income for the first quarter of 2011 was $29.5 million, up 151 percent compared to $11.8 million in the first quarter of 2010. This improvement in segment income was due primarily to higher volumes and favorable pricing, partly offset by higher variable input costs and higher charges attributable to noncontrolling interests.

Corporate and Other

Corporate and other expense was $23.6 million for the first quarter of 2011. The increase over the comparable period in 2010 was due mainly to higher personnel-related costs.

Cash Flow

In the three months ended March 31, 2011, cash on hand funded capital expenditures for plant, machinery and equipment of $31.9 million and dividends to shareholders of $12.9 million. Additionally, we made repayments of long-term debt of $100.6 million and pension and postretirement contributions of $51.9 million during the first quarter of 2011. Interest and financing expenses increased to $9.6 million for the first quarter of 2011 compared to $5.9 million for the first quarter of 2010, primarily due to higher average interest rates on our outstanding borrowings during the 2011 period. At March 31, 2011, the Company had $441.0 million in cash and cash equivalents.

Taxes

Our first quarter 2011 effective income tax rate was 24.2 percent versus 23.4 percent in the first quarter of 2010. Excluding the special item, our effective income tax rate for the first quarter of 2010 was 24.4 percent. Our effective tax rate continues to be influenced by the level and geographic mix of income and benefits from a favorable mix of income in lower tax jurisdictions.

Outlook

Positive market trends, coupled with continued success in new product development and rigorous cost controls, should provide the basis for strong top and bottom-line growth in 2011. Our balanced portfolio, geographic reach and commitment to operational excellence position Albemarle for long-term growth.

Earnings Call

The Company’s performance for the first quarter ended March 31, 2011 will be discussed on a conference call at 9:00 AM Eastern Daylight time on April 20, 2011. The call can be accessed by dialing 866-700-6067 (International Dial In # 617-213-8834), and entering conference ID 61127439. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. Albemarle is committed to global sustainability and is continuing to advance its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry, with Corporate Responsibility Magazine naming Albemarle among its prestigious “100 Best Corporate Citizens” list for 2011. Albemarle employs approximately 4,000 people and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and markets served.

Forward-Looking Statements

Some of the information presented in this press release including, without limitation, statements with respect to product development, improvements in productivity, market trends, price and mix changes, expected growth and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: deterioration in economic and business conditions; future financial and operating performance of our major customers and industries served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy, and our inability to pass through increases; performance of acquired companies; changes in our markets in general; fluctuations in foreign currencies; changes in laws and increased government regulation of our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; political unrest or instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings; changes in interest rates, to the extent such rates (1) affect our ability to raise capital or increase our cost of funds, (2) have an impact on the overall performance of our pension fund investments and (3) increase our pension expense and funding obligations; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement and other risks; and the other factors detailed from time to time in the reports we file with the SEC. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2010 and in our other public filings with the Securities and Exchange Commission. Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.

Albemarle Corporation and Subsidiaries

Consolidated Statements of Income

(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended March 31,
	2011	2010
Net sales	$696,530	$580,270
Cost of goods sold	463,514	415,799

Gross profit	233,016	164,471
Selling, general and administrative expenses	73,039	66,530
Research and development expenses	17,615	14,719
Restructuring and other charges (a)	—	6,958

Operating profit	142,362	76,264
Interest and financing expenses	(9,592)	(5,936)
Other income, net	338	1,010

Income before income taxes and equity in net income of unconsolidated investments	133,108	71,338
Income tax expense	32,172	16,700

Income before equity in net income of unconsolidated investments	100,936	54,638
Equity in net income of unconsolidated investments (net of tax)	12,831	10,276

Net income	113,767	64,914
Net income attributable to noncontrolling interests	(7,187)	(1,606)

Net income attributable to Albemarle Corporation	$106,580	$63,308

Basic earnings per share	$1.16	$0.69
Diluted earnings per share	$1.15	$0.69
Weighted-average common shares outstanding – Basic	91,633	91,386
Weighted-average common shares outstanding – Diluted	92,517	92,193

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands) (Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$441,013	$529,650
Other current assets	905,361	818,548

Total current assets	1,346,374	1,348,198

Property, plant and equipment	2,506,233	2,440,178
Less accumulated depreciation and amortization	1,466,228	1,433,865

Net property, plant and equipment	1,040,005	1,006,313

Other assets and intangibles	753,502	713,570

Total assets	$3,139,881	$3,068,081

LIABILITIES AND EQUITY
Current portion of long-term debt	$9,097	$8,983
Other current liabilities	372,514	355,194

Total current liabilities	381,611	364,177

Long-term debt	758,597	851,927
Other noncurrent liabilities	213,420	266,661
Deferred income taxes	123,585	109,570
Albemarle Corporation shareholders’ equity	1,596,109	1,416,074
Noncontrolling interests	66,559	59,672

Total liabilities & equity	$3,139,881	$3,068,081

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Selected Consolidated Cash Flow Data

(In Thousands) (Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash and cash equivalents at beginning of year	$529,650	$308,791
Cash and cash equivalents at end of period	$441,013	$267,317

Sources of cash and cash equivalents:

Net income	113,767	64,914

Proceeds from borrowings	6,694	6,654

Proceeds from exercise of stock options	205	978

Uses of cash and cash equivalents:

Capital expenditures	(31,894)	(16,141)

Repurchases of common stock	—	(8,634)

Repayments of long-term debt	(100,622)	(14,445)

Dividends paid to shareholders	(12,856)	(11,401)

Pension and postretirement contributions	(51,949)	(22,209)

Cash impact from deconsolidation of Stannica JV, net	—	(13,074)

Investments in equity and other corporate investments	(10,666)	—

Non-cash items:

Depreciation and amortization	23,004	24,701

Restructuring and other charges (a)	—	6,958

Equity in net income of unconsolidated investments	(12,831)	(10,276)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In Thousands) (Unaudited)

	Three Months Ended March 31,
	2011	2010
Net sales:
Polymer Solutions	$258,223	$216,653
Catalysts	260,957	227,653
Fine Chemistry	177,350	135,964

Total net sales	$696,530	$580,270

Segment operating profit:
Polymer Solutions	$69,831	$40,363
Catalysts	62,131	46,995
Fine Chemistry	33,959	12,568

Subtotal	$165,921	$99,926

Equity in net income of unconsolidated investments:
Polymer Solutions	$2,489	$2,194
Catalysts	10,461	8,109
Fine Chemistry	—	—
Corporate & other	(119)	(27)

Total equity in net income of unconsolidated investments	$12,831	$10,276

Net income attributable to noncontrolling interests:
Polymer Solutions	$(2,846)	$(790)
Catalysts	—	—
Fine Chemistry	(4,425)	(798)
Corporate & other	84	(18)

Total net income attributable to noncontrolling interests	$(7,187)	$(1,606)

Segment income:
Polymer Solutions	$69,474	$41,767
Catalysts	72,592	55,104
Fine Chemistry	29,534	11,770

Total segment income	171,600	108,641
Corporate & other	(23,594)	(16,749)
Restructuring and other charges (a)	—	(6,958)
Interest and financing expenses	(9,592)	(5,936)
Other income, net	338	1,010
Income tax expense	(32,172)	(16,700)

Net income attributable to Albemarle Corporation	$106,580	$63,308

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	The quarter ended March 31, 2010 included charges amounting to $7.0 million ($4.6 million after income taxes, or 5 cents per share) that related principally to planned reductions in force at our Bergheim, Germany site.

Additional Information

It should be noted that earnings or per share amounts excluding special items, EBITDA, EBITDA excluding special items, EBITDA margin, EBITDA margin excluding special items, segment operating profit and segment income are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for a supplemental reconciliation of our segment operating profit and segment income amounts to GAAP Operating profit and GAAP Net income attributable to Albemarle Corporation, respectively, as well as for a supplemental reconciliation of our GAAP Net income attributable to Albemarle Corporation to EBITDA and EBITDA excluding special items.

ALBEMARLE CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation

(In Thousands)

(Unaudited)

Our segment information includes measures we refer to as “segment operating profit,” “segment income,” “EBITDA” and “EBITDA excluding special items,” which are financial measures that are not required by, or presented in accordance with, GAAP. The Company has reported segment operating profit, segment income, EBITDA and EBITDA excluding special items because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, segment income, EBITDA and EBITDA excluding special items should not be considered as alternatives to operating profit or net income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of segment operating profit and segment income, the non-GAAP financial measures, to operating profit and net income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended March 31,
	2011	2010

Total segment operating profit	$165,921	$99,926
Corporate & other *	(23,559)	(16,704)
Restructuring and other charges	—	(6,958)

GAAP Operating profit	$142,362	$76,264

Total segment income	$171,600	$108,641
Corporate & other	(23,594)	(16,749)
Restructuring and other charges	—	(6,958)
Interest and financing expenses	(9,592)	(5,936)
Other income, net	338	1,010
Income tax expense	(32,172)	(16,700)

GAAP Net income attributable to Albemarle Corporation	$106,580	$63,308

*	Excludes corporate equity income and noncontrolling interest adjustments of ($35) and ($45) for the three-month periods ended March 31, 2011 and 2010, respectively.

See below for a reconciliation of EBITDA and EBITDA excluding special items, the non-GAAP financial measures, from net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. EBITDA is defined as Net income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization. EBITDA excluding special items is defined as EBITDA before the special item as listed below.

	Three Months Ended March 31,
	2011	2010

Net income attributable to Albemarle Corporation	$106,580	$63,308

Add:
Interest and financing expenses	9,592	5,936
Income tax expense	32,172	16,700
Depreciation and amortization	23,004	24,701

EBITDA	171,348	110,645
Restructuring and other charges	—	6,958

EBITDA excluding special item	$171,348	$117,603

Net Sales	$696,530	$580,270

EBITDA Margin	24.6%	19.1%

EBITDA Margin excluding special item	24.6%	20.3%